POWER OF ATTORNEY

	REPORTS, SECURITIES TRANSACTIONS


I, S. E. Parks, of 180 E 100 S, SLC, UT 84145, of Questar Corporation (the
"Company"), do hereby appoint Abigail L. Jones and Thomas C. Jepperson, or each of them acting alone, my true and lawful attorney-in-fact to sign any Form 3,
Form 4, Form 5, or Form 144 Reports that I am required to file with the
Securities and Exchange Commission reporting transactions involving shares of the Company's common stock and derivative securities whose value is dependent on such shares, including option grants and phantom stock units allocated to my accounts under the terms of deferred compensation plans adopted by the Company and its subsidiaries.
	I acknowledge that Ms. Jones and Mr. Jepperson are not assuming any responsibility that I have to comply with federal securities laws, including compliance with Section 16 of the Securities and Exchange Act of 1934.
	By signing this Power of Attorney, I am revoking a prior document dated April
26, 2005. This Power of Attorney shall remain in full force and effect with respect to my holdings of any transactions of securities issued by the Company as long as I am required to make reports of my transactions, unless I revoke it with a signed writing prior to such date.

June 1, 2009                    S. E. Parks